Exhibit 1.2

(TRANSLATION)

REGULATIONS OF

THE BOARD OF DIRECTORS

OF

TOYOTA MOTOR CORPORATION

Established: February 27, 1952

As last amended on May 1, 2006

Article 1.    (Regulations of the Board of Directors)

Except as provided for in laws, ordinances or the Articles of Incorporation, the matters relating to the Board of Directors of the Corporation shall be governed by the provisions of these Regulations.

Article 2.    (Purpose and Composition)

1. The Board of Directors shall be composed of all the Directors and shall make decisions on the execution of business, supervise the execution of the duties of Directors, and designate and dismiss Representative Directors.

2. Corporate Auditors shall be present and, whenever necessary, give their opinions at a meeting of the Board of Directors.

Article 3.    (Person to Convene Meeting and Notice of Meeting)

1. A meeting of the Board of Directors shall be convened by the Chairman of the Board or the President. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from convening, such meeting shall be convened by a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director in that order and according to their rank, if there is a plural number of persons holding the same position.

2. Notice of convening a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days before the date of the meeting. In the case of urgency, however, such period may be shortened.

3. A meeting of the Board of Directors may be held without going through the convening procedure, if consented to by all the Directors and the Corporate Auditors.

Article 4.    (Chairmanship and Method of Adopting Resolutions)

1. The Chairman of the Board or the President shall preside as chairman at the Board of Directors. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from so presiding as chairman, a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director, shall preside as chairman in that order and according to their rank in the case that there is a plural number of persons holding the same position.

2. Resolutions of the Board of Directors shall be adopted at the meetings at which a majority of the Directors who are entitled to vote shall be present, by a majority of the Directors so present.

3. With respect to matters to be resolved by the Board of Directors, the Corporation shall deem that such matters were approved by a resolution of the Board of Directors when all the Directors express their agreement in writing or by electronic records. Provided, however, that this provision shall not apply when any Corporate Auditor expresses his/her objection to such matters.

4. With respect to matters to be reported to the Board of Directors, Directors, Corporate Auditors or Accounting Auditors shall not be required to report such matters to the Board of Directors when such matters are notified to all the Directors and Corporate Auditors.

Article 5.     (Matters for Resolution)

The following matters shall be subject to the resolution of the Board of Directors:

(1)	Matters provided for in the Corporation Act or other laws or ordinances;

(2)	Matters provided for in the Articles of Incorporation;

(3)	Matters delegated to the Board of Directors by resolution of a general meeting of shareholders; and

(4)	Other important managerial matters.

Article 6.    (Matters to Be Reported)

Directors shall make reports to the Board of Directors on the following matters:

(1)	State of execution of business and such other matters as are provided for in the Corporation Act or other laws or ordinances; and

(2)	Such other matters as the Board of Directors may deem necessary.

Article 7.    (Minutes)

1. Minutes shall be prepared each time a meeting of the Board of Directors is held and such minutes shall be kept on file at the head office for ten years.

2. Minutes shall set forth the matters provided for in the laws or ordinances and the Directors and Corporate Auditors present shall affix their signatures or names and seals thereto.

Supplementary Provisions

Article 1.    (Effective Date)

These Regulations shall become effective as of May 1, 2006. Provided, however, that Article 4, Paragraph 3 and the matters described in the “Accounts” of “2. Matters provided for in the Articles of Incorporation” of “Matters to be Submitted to the Board of Directors” in the attached document shall become effective when the related provisions of the Articles of Incorporation are amended at the ordinary general meeting of shareholders regarding the fiscal year ending March 2006.

Article 2.    (Amendment to Regulations)

Any amendment to these Regulations shall be made by a resolution of the Board of Directors.

MATTERS TO BE SUBMITTED TO THE BOARD OF DIRECTORS

I.	Matters for Resolution:

1.	Matters provided for in the Corporation Act or other laws or ordinances:

Classifications	Items	Relevant Articles of Applicable Law

Shares; stock acquisition rights:	Fixing the record date	Article 124

	Acquisition of the Corporation’s own shares held by its subsidiaries	Article 163

	Cancellation of the Corporation’s own shares	Article 178

	Share-splits	Article 183

	Free Allotment of shares	Article 186

	Reduction of the number of shares constituting one unit (tangen) of shares or abolishment of the provisions which define such number	Article 195

	Auction of shares held by shareholders whose whereabouts are unknown	Article 197

	Issuance of new shares	Article 201

	Disposition of the Corporation’s own shares	Article 201

	Issuance of stock acquisition rights	Article 240

	Approval of transferring stock acquisition rights with transfer restrictions	Article 265

	Acquisition of stock acquisition rights with acquisition clause	Articles 273 and 274

	Cancellation of stock acquisition rights	Article 276

	Free Allotment of stock acquisition rights	Article 278

General meetings of shareholders:	Convening of a general meeting of shareholders	Article 298

Board of Directors; Directors:	Designation and dismissal of Representative Directors	Article 362

	Approval of Directors’ competing transactions	Article 365

	Approval of Directors’ transactions for their own account	Article 365

	Approval of Directors’ transactions involving conflicting interests	Article 365

Accounts:	Approval of financial statements, business reports and the accompanying detailed statements	Article 436

	Approval of extraordinary financial statements	Article 441

	Approval of consolidated financial statements	Article 444

	Reduction in the amount of capital (with conditions)	Article 447

	Reduction in the amount of reserves (with conditions)	Article 448

Classifications	Items	Relevant Articles of Applicable Law

Bonds:	Issuance of bonds	Article 362

	Issuance of bonds with stock acquisition rights	Article 240

Others:	Disposition and acquisition of important property	Article 362

	Borrowing of a large amount of money	Article 362

	Appointment and removal of managers and other important employees	Article 362

	Establishment, alteration and abolition of branch offices and other important organizations	Article 362

	Development of a framework to ensure business adequacy of the joint stock company	Article 362

	Other important business execution	Article 362
2. Matters provided for in the Articles of Incorporation:
Classifications	Items	Relevant Articles of the Articles of Incorporation

Shares:	Acquisition of Corporation’s own shares	Articles 7 and 32

	Selection of transfer agent and its location of business	Article 8

	Amendment to the Share Handling Regulations	Article 9

General meeting of shareholders:	The order in which to assume chairmanship of a general meeting of shareholders	Article 13

Board of Directors; Directors:	Appointment and removal of Directors with specific titles	Article 20

	Amendment to the Regulations of the Board of Directors	Article 19

	Exemption of Director from their liabilities	Article 22

Corporate Auditors:	Exemption of Corporate Auditors from their liabilities	Article 28

Accounts:	Distribution of interim dividends from surplus	Article 32

	Reduction in the amount of legal reserves	Article 32

	Other disposition of surplus	Article 32

	Distribution of dividends from surplus	Article 32

Others:	Appointment of Honorary Chairman and Senior Advisers	Article 21

3.	Matters delegated to it by resolution of a general meeting of shareholders.

Classifications	Items

Shares:	Acquisition of Corporation’s own shares

Issuance of new shares or stock acquisition rights on favorable conditions

Others:	Other matters delegated to the Board of Directors

4. Other important managerial matters:

Classifications	Items

Management:	Corporate policies

Important business alliance and important joint venture

Launching of new projects

Informal and simplified corporate splits

Informal and simplified share exchanges

Simplified acquisition of an entire business of another company

Approval of interim and quarterly accounts

Approval of consolidated accounts (including interim and quarterly accounts)

Institution of important legal actions and defending and dealing with important disputes

Other important matters

Personnel affairs; organization:	Directors and Managing Officers’ assumption of offices in other companies (in the case of new offices only)

Directors and Managing Officers’ assumption of offices in important associations (in the case of new offices only)

Assignment of Directors and Managing Officers to take charge of organizations

Treatment and discipline relating to Directors and Managing Officers

Appointment and removal of Managing Officers

Appointment and removal of Executive Technical Advisor (gikan) and Advisor (komon)

Approval of Managing Officers’ competing transactions

Approval of Managing Officers’ transactions for their own account

Approval of Managing Officers’ transactions involving conflicting interests

Alteration of important working conditions

Other important matters

Production; Sales; Technology development:	Long-term or annual production, shipment or sales plans

Long-term or annual equipment plans

Monthly production/shipment/sales plans

Licensing and acquisition of important intellectual property rights

Other important matters

Group management:	Incorporation, dissolution, acquisition and transfer of subsidiaries

Important group managerial matters

Other important matters

Others:	Other important managerial matters

II.	Matters to be reported:

Items	Relevant Articles of Applicable Law

State of execution of business	Corporation Act Article 363

Important facts about a competing transaction	Article 365

Important facts about any Director’s transactions for his/her own accounts	Article 365

Important facts about any transactions involving conflicting interests	Article 365

Directors and Managing Officers’ retirement from offices in other companies

Directors and Managing Officers’ retirement from offices in important associations

Corporate Auditors’ assumption (in the case of new offices only) and retirement from offices in other companies

Corporate Auditors’ assumption (in the case of new offices only) and retirement from offices in important associations

Other important matters

1. Out of “I. Matters for Resolution” of the “Matters to be Submitted to the Board of Directors”, the matters described in “Others” in “1. Matters provided for in the Corporation Act or other laws or ordinances” shall be submitted to the Board of Directors in accordance with the standards contained in the Appendix 1.

Appendix 1

Items	Standard
(1) Disposition and acquisition of important property:

1 purchase and disposition of land (excluding land for business use)	2,000,000,000 Yen*1 or more per transaction or 50,000 m2 or more per transaction

2 acquisition and transfer of leaseholds	2,000,000,000 Yen or more per transaction

3 investments (excluding fund management investments)	5,000,000,000 Yen*2 or more per transaction

4 loans (excluding, renewal of bills and notes)	5,000,000,000 Yen*3 or more per transaction, or loans outstanding of 5,000,000,000 Yen*3 or more per company

5 discharge of debts	200,000,000 Yen or more per transaction

6 donations (excluding those via Japan Automobile Manufacturers Association, Inc.)	200,000,000 Yen or more per transaction

(2) Borrowings of large amounts of money:

1 borrowing	5,000,000,000 Yen or more per transaction

2 guarantee of obligations	5,000,000,000 Yen*4 or more per transaction, or outstanding guarantee of obligation of 5,000,000,000 Yen*4 or more per company

(3) Appointment and removal of managers and other important employees	Change of employees in the position of Senior General Manager (riji), Senior Grade 1 (kikanshoku 1-kyu) and any other personnel similar thereto

(4) Establishment, alteration and abolition of branch offices and other important organizations	Establishment, alteration and abolition of any “division” or higher class of organization and any other organizations similar thereto

(*1)	Purchase and Disposition of Land

In the case where any of the acquisition price, book value, or transaction price is 2,000,000,000 Yen or more per transaction, a submission shall be required.

(*2)	Special Rules regarding Investment

(I) Even if the amount is below 5,000,000,000 Yen, if the conditions match either of the following, a submission shall be required.

(i)     Investment made to subsidiaries which were insolvent as of the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period.

(ii)    Investment made to companies other than the subsidiaries.

(II)   Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas, in the case where the amount of investment is below 500,000,000 Yen.

(III)  After the investment is made, if such investment comes to fall under (i) or (ii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas.

(*3)	Special Rules regarding Loans

(I)     Even if the amount is below 5,000,000,000 Yen, if the conditions match any of the following, a submission shall be required.

(i)     Loans made available to companies which were insolvent as at the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period (whether or not such finance is directed to the subsidiaries).

(ii)    Loans made available to companies (excluding the subsidiaries) which have their head office located in countries or areas having a country risk rating below A.

(iii)  Unsecured loans made available to companies other than the subsidiaries.

(II)   Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas, in the case where amounts of loans and loans outstanding are below 500,000,000 Yen.

(III)  After the loan is made available, if such loan comes to fall under (i), (ii) or (iii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas.

(*4)	Special Rules regarding Guarantee of Obligations

(I)     Even if the amount is below 5,000,000,000 Yen, if the conditions match either of the following, a submission shall be required.

(i)     Guarantee of obligation made to subsidiaries which were insolvent as at the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period.

(ii)    Guarantee of obligation made to companies other than the subsidiaries.

(II)   Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas, in the case where amounts of guarantee of obligation and outstanding guarantee of obligation are below 500,000,000 Yen, .

(III)  After the guarantee of obligation is made, if such guarantee comes to fall under (i) or (ii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting areas.

2. Out of “I. Matters for Resolution” of the “Matters to be Submitted to the Board of Directors”, the matters relating to “Incorporation, dissolution, acquisition and transfer of subsidiaries” classified as “Group management” of “4. Other important managerial matters” shall be submitted to the Board of Directors, according to the subject of such “incorporation, dissolution, acquisition and transfer”, in accordance with Appendix 2.

Appendix 2

Subject of “incorporation, dissolution, acquisition and transfer”	Method of submission to the Meeting of the Board of Directors
(1) Directly held subsidiary	Matters to be resolved

(2) Principal subsidiary, not falling under (1) above. (*)	Matters to be resolved

(3) Subsidiary with capital of 500,000,000 Yen or more, not falling under (1) and (2) above.	Matters to be reported

(4) Subsidiary, not falling under (1) through (3) above.	Submission not necessary in principle

(*)	Examples of “Principal subsidiary” are as follows:
(1)	Wholly owned subsidiary of a wholly owned subsidiary (including sub-sub-subsidiaries and companies below such level).
(2)	Subsidiary engaged in a new business.
(3)	Subsidiary with a substantial amount of capital (5,000,000,000 Yen or more).
(4)	Subsidiary established as a result of a business alliance or joint venture with a dominant competitor.
(5)	Subsidiary which was insolvent as of the end of the most recent closing date of accounts or that is anticipated to become insolvent during its current fiscal period (this shall apply only to acquisition).
(6)	Other managerially important subsidiary.